UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2010

ACXIOM CORPORATION (Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)
0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

601 E. Third St., Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Employment Agreements with CEO and COO

On November 15, 2010, Acxiom Corporation (the “Company”) entered into amended and restated employment agreements (the “Employment Agreements”) with its Chief Executive Officer and President, John A. Meyer, and with its Chief Operating Officer & Executive Vice President, John A. Adams (the “Executives”).  These agreements are effective as of the expiration of the Executives’ current employment agreements, May 16, 2011 and May 14, 2011, for Mr. Meyer and Mr. Adams, respectively.

Pursuant to the Employment Agreements, the Executives will serve until June 30, 2013, with such term renewable by the Company for one-year terms following the expiration of the initial term.  Mr. Meyer will receive an initial base salary of $700,000 per annum and will be eligible to receive a target cash bonus in an amount equal to 100% of his base salary and a maximum cash bonus of up to 200% of his base salary during each fiscal year.  Mr. Adams will receive an initial base salary of $500,000 per annum and will be eligible to receive a target cash bonus in an amount equal to 75% of his base salary during each fiscal year.  Bonus payments will be determined pursuant to pre-determined performance targets to be established by the independent members of the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board.  Mr. Adams’ agreement also provides that if he elects to live in the Little Rock, Arkansas area, the Company will reimburse him for all reasonable expenses incurred in connection with the relocation of his residence and family.

If either Executive’s employment is terminated by the Company without cause (as defined in the Employment Agreements) or if either Executive resigns for good reason (as defined in the Employment Agreements), subject to the Company receiving a general release of claims from him, he will be entitled to receive (i) all base salary and benefits payable to him through the date of termination, (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, (iii) an amount equal to two hundred percent (200%) (in the case of Mr. Meyer) or one hundred and seventy-five percent (175%) (in the case of Mr. Adams) of his then-current base salary, and (iv) any other unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination. Additionally, under such circumstances each of the Executives will be entitled to receive with respect to performance units (as defined in the Employment Agreements) granted after the date of his Employment Agreement: (i) the number of performance units, if any, that were earned during a completed performance period but remain unvested, as reduced to reflect the proportion of the total vesting period that had not elapsed as of his termination date, and (ii) the number of performance units, if any, for incomplete performance periods as to which at least one year of the performance period had been completed, based on the Company’s actual performance as determined following the completion of the applicable performance periods in accordance with the applicable grant documents governing the performance units, as reduced to reflect the proportion of the total vesting period that had not elapsed as of his termination date.

If either Executive’s employment is terminated by the Company without cause within twenty-four (24) months following a Change in Control (as defined in the Employment Agreements), or if either Executive terminates his employment for good reason within twenty-four (24) months following a Change in Control, subject to the Company receiving a general release of claims from him, he will be entitled to receive (i) all base salary and benefits payable to him through the date of termination, (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, (iii) an amount equal to three hundred percent (300%) (in the case of Mr. Meyer) or two hundred fifty percent (250%) (in the case of Mr. Adams) of his then-current base salary, and (iv) any other unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination. The Employment Agreements also provide that under such circumstances, all options, restricted stock and restricted stock unit awards (other than performance units granted after the date of the Employment Agreements) which are then outstanding, to the extent not then vested, will vest. In addition, in the event of a Change in Control, whether or not accompanied by a termination of his employment, each Executive would generally be entitled to receive (i) the number of performance units granted after the date of the Employment Agreement, if any, that were earned during a completed performance period but remain unvested, as reduced to reflect the proportion of the total vesting period that had not elapsed, and (ii) the number of performance units granted after the date of the Employment Agreement, if any, for incomplete performance periods as to which at least one year of the performance period had been completed, based on the Company’s actual performance as of the date of such change in control, as if the applicable performance periods had been completed, and determined in accordance with the applicable grant documents governing the performance units, as reduced to reflect the proportion of the total vesting period that had not elapsed.

If either Executive’s employment is terminated for death or disability, he will be entitled to receive (i) all base salary and benefits to be paid or provided to him through the date of termination, (ii) any other unpaid benefits (including death and disability benefits) to which he is otherwise entitled under any plan, policy or program of the Company applicable to him as of the date of termination, (iii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, and (iv) the amount of any target cash bonus to which he would otherwise have been entitled for the fiscal year in which the date of termination occurs, pro-rated based on the applicable fiscal year he worked for the Company before the date of termination.

Finally, if either Executive’s employment is terminated by the Company for cause, he resigns without good reason or terminates following a failure to renew his Employment Agreement, he will be entitled to payment of his base salary and benefits through the date of termination and any other unpaid benefits to which he is otherwise entitled under any plan, policy or program of the Company applicable to him as of the date of termination (including, without limitation, the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid).

The Employment Agreements contain certain provisions that require the Executives to comply with restrictions on competition with the Company and on solicitation of the Company’s customers, vendors, suppliers and employees during employment and for a period of two years following termination (in the case of Mr. Meyer, except the non-competition restrictions following a non-renewal in which case it would be one year) and one year following termination (in the case of Mr. Adams).  In addition, the Employment Agreements provide that any amounts paid or payable to the Executives pursuant to the Employment Agreements or otherwise by the Company, including any equity compensation granted to the Executives, may be subject to forfeiture or repayment to the Company pursuant to any clawback policy as adopted by the Board from time to time and applicable to senior executives of the Company, and the Executives agreed in the Employment Agreements to be bound by any such policy.

The forms of the Employment Agreements of Mr. Meyer and Mr. Adams are attached to this Current Report as Exhibits 10.1 and 10.2, respectively. The foregoing description of the Employment Agreements is qualified in its entirety by reference to the exhibits.

(e) Adoption of Executive Severance Policy

On November 9, 2010, the Board adopted an executive officer severance policy (the “Severance Policy”) covering certain executive officers of the Company (other than any executive officer of the Company who has an employment agreement with the Company that is in effect at any particular time).  Because Mr. Meyer and Mr. Adams have employment agreements with the Company which are currently in effect, they are not covered by the Severance Policy at this time.  The other three executive officers identified in the Company’s most recent proxy statement as “NEOs” are eligible to participate in the Severance Policy, provided that they acknowledge termination of any other severance arrangements with the Company.

In general, if the employment of a covered executive officer is terminated by the Company without cause (as defined in the Severance Policy) at any time other than within the two years following a change in control (as defined in the Severance Policy), the covered executive officer would be entitled to receive under the Severance Policy (i) a cash payment in an amount equal to such covered executive officer’s annual base salary, payable in 24 semi-monthly installments, (ii) the number of “performance units” (as defined in the Severance Policy), if any, that were earned during a completed performance period but remain unvested, as reduced to reflect the proportion of the total vesting period that had not elapsed as of the officer’s termination date, and (iii) the number of performance units, if any, for incomplete performance periods as to which at least one year of the performance period had been completed, based on the Company’s actual performance as determined following the completion of the applicable performance periods in accordance with the applicable grant documents governing the performance units, as reduced to reflect the proportion of the total vesting period that had not elapsed as of the officer’s termination date.

In general, if the employment of a covered executive officer is terminated by the Company without cause within the two years following a change in control or by the covered executive officer for good reason (as defined in the Severance Policy) within the two years following a change in control, (i) the covered executive officer would be entitled to receive under the Severance Policy a lump sum cash payment in an amount equal to 150% of such covered executive officer’s annual base salary, and (ii) all of the covered executive officer’s unvested stock options, restricted stock, restricted stock units and other equity awards (other than performance units) would vest.

In addition, in the event of a change in control, whether or not accompanied by a termination of the covered executive officer’s employment, the covered executive officer would generally be entitled to receive under the Severance Policy (i) the number of performance units, if any, that were earned during a completed performance period but remain unvested, as reduced to reflect the proportion of the total vesting period that had not elapsed and (ii) the number of performance units, if any, for incomplete performance periods as to which at least one year of the performance period had been completed, based on the Company’s actual performance as of the date of such change in control, as if the applicable performance periods had been completed, and determined in accordance with the applicable grant documents governing the performance units, as reduced to reflect the proportion of the total vesting period that had not elapsed.

The eligibility of a covered executive officer to receive benefits under the Severance Policy is conditioned upon (i) the timely execution by the covered executive officer of a release of claims against the Company and (ii) the covered executive officer’s compliance with provisions of the Severance Policy that restrict, during the covered executive officer’s employment by the Company and for one year thereafter, the covered executive officer’s (a) engagement in activities competitive with the Company, (b)  provision of services to third parties who are engaged in the same business as the Company, (c) solicitation of customers or potential targeted customers or employees, agents or consultants of the Company, (d) provision of services to customers of the Company, (e) interference with contractual or potential contractual relationships of the Company, and (f) inducement of others to do any of the foregoing.  In addition, benefits under the Severance Policy may be subject to forfeiture or recoupment by the Company pursuant to any applicable “clawback” policy that may be adopted by the Board from time to time.

The foregoing summary description of certain terms and conditions of the Severance Policy is not complete, and is subject in all respects to the actual terms and conditions of the Severance Policy, a copy of which is attached hereto as Exhibit 10.3.  The actual terms and conditions of the Severance Policy, and not the foregoing summary description, will govern respective rights and obligations of the Company and the covered executive officers under the Severance Policy.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Employment Agreement between Acxiom Corporation and John Meyer dated November 15, 2010
10.2	Employment Agreement between Acxiom Corporation and John A. Adams dated November 15, 2010
10.3	Acxiom Corporation 2010 Executive Officer Severance Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 16, 2010

ACXIOM CORPORATION

By: /s/ Jerry C. Jones
Name: Jerry C. Jones
Title: Chief Legal Officer & Sr. Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between Acxiom Corporation and John Meyer dated November 15, 2010
10.2	Employment Agreement between Acxiom Corporation and John A. Adams dated November 15, 2010
10.3	Acxiom Corporation 2010 Executive Officer Severance Policy